UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 9, 2007, Imation Corp., a Delaware corporation (“Imation”), completed the acquisition of certain assets of Memcorp, Inc. and Memcorp Asia Limited (together “Memcorp”, subsidiaries of Hopper Radio of Florida, Inc., a Florida corporation (“Hopper”)), pursuant to an Asset Purchase Agreement dated as of May 7, 2007 (the “Purchase Agreement”). Imation paid cash of $27.3 million at closing and issued three-year notes of $37.5 million. Certain inventory purchases will be finalized post-closing, and earn-out payments may be paid over the course of the next three fiscal years of up to an aggregate of $20 million, dependent on financial performance of the purchased business.
     As provided in the Purchase Agreement, Imation acquired the assets of Memcorp used in or relating to the sourcing and sale of consumer electronics products, principally sold under the Memorex brand name, including inventories, equipment and other tangible personal property, intellectual property and contract rights.
     On July 10, 2007, Imation announced the closing of the acquisition of certain assets of Memcorp. A copy of the press release is being furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     The required financial statements of Hopper are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than September 24, 2007.
     (b) Pro Forma Financial Information.
     The required pro forma financial information relative to the acquisition of assets of Hopper is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than September 24, 2007.
     (d) Exhibits.
           99.1 Press Release of Imation Corp., dated July 10, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: July 13, 2007	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release of Imation Corp., dated July 10, 2007